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                      AGREEMENT AND PLAN OF REORGANIZATION



                                 by and between


                                  1ST BANCORP,
                             an Indiana corporation,


                                       and


                            GERMAN AMERICAN BANCORP,
                             an Indiana corporation.


     ======================================================================



                                                           Dated: August 6, 1998

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made August 5, 1998, by and between 1ST BANCORP, an Indiana corporation ("1ST
BANCORP"), and GERMAN AMERICAN BANCORP, an Indiana corporation ("German American").

                                    Recitals

         A. 1ST BANCORP is a corporation duly organized and existing under the Indiana Business Corporation Law ("IBCL") that is duly registered with the Office of Thrift Supervision ("OTS") as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). 1ST BANCORP owns all of the outstanding capital stock of First Federal Bank, A Federal Savings Bank (the "Bank"). The principal place of business of 1ST BANCORP is Vincennes, Knox County, Indiana.

         B. The Bank is a federal savings bank duly organized and existing under the HOLA, chartered by the OTS, with its principal banking office located in Vincennes, Knox County, Indiana

         C. Financial Services of Southern Indiana Corporation ("FSSIC") is a wholly-owned subsidiary of the Bank, and First Financial Insurance Agency, Inc. ("FFIAI"), and First Title Insurance Company ("FTC") are wholly-owned subsidiaries of 1ST BANCORP, all with principal offices in Vincennes, Knox County, Indiana (collectively FSSIC, FFIAI and FTC are referred to herein as the "Subsidiaries"). The Subsidiaries are all Indiana corporations duly organized and existing under the IBCL.

         D German American is a corporation duly organized and existing under the IBCL and is duly registered with the Board of Governors of the Federal Reserve System ("FRB") as a bank holding company under Bank Holding Company Act of 1956, as amended ("BHC Act"). The principal place of business of German American is Jasper, Dubois County, Indiana.

         E. The parties desire to effect a transaction whereby 1ST BANCORP will be merged with and into German American in consideration of the issuance of German American Common Stock.

                                   Agreements

         In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

                                   ARTICLE ONE
                         TERMS OF THE MERGER AND CLOSING

         Section 1.01. The Merger. Pursuant to the terms and provisions of this Agreement, the IBCL and the Plan of Merger attached hereto as Appendix A and incorporated herein by reference (the "Plan of Merger"), 1ST BANCORP shall merge with and into German American (the "Merger"). 1ST BANCORP shall be the "Merging Company" in the Merger and its corporate identity and existence, separate and apart from German American, shall cease on consummation of the Merger. German American shall be the "Surviving Company" in the Merger, and its name shall not be changed pursuant to the Merger.

         Section 1.02. Effect of the Merger. The Merger shall have all the effects provided by the IBCL.

         Section 1.03.  The Merger - Conversion of Shares.

                  (a) At the time of filing with the Indiana Secretary of State of appropriate Articles of Merger with respect to the Merger or at such later time as shall be specified by such Articles of Merger (the "Effective Time"):

                  i) ( Each of the shares of common stock, $1.00 par value, of 1ST BANCORP ("1ST BANCORP Common") that are issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into shares of common stock, no par value, of German American ("German American Common") at the Exchange Ratio which shall be calculated as set forth in this Section 1.03(a)(i). 1ST BANCORP's shareholders of record at the Effective Time, for the shares of 1ST BANCORP Common then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of German American Common, which total number of shares of German American Common shall have a value (as hereinafter determined) of $57,120,000 subject, however, to (A) the provisions of this Section 1.03(a) with respect to the minimum and maximum number of shares to be exchanged, (B) the provisions of Section 1.03(f) of this Agreement, and (C) the provisions of this Section 1.03(b) with respect to fractional shares. The consideration payable to 1ST BANCORP shareholders hereunder is sometimes hereafter referred to as the "Merger Consideration."

                  For purposes of establishing the number of shares of German American Common into which each share of 1ST BANCORP Common shall be converted at the Effective Time (the "Exchange Ratio"), each share of German American Common shall be valued (the "GA Common Value") at the average of the highest closing bid and the lowest closing asked prices of German American Common as reported by the NASDAQ National Market System for the 15 trading days ending on the second trading day preceding the Closing Date (as defined by Section 1.06 hereof) (the "Valuation Period"). The GA Common Value shall then be divided into the sum of $57,120,000 to establish (to the nearest whole share) the aggregate number of shares of German American Common into which all of the then issued and outstanding shares of 1ST BANCORP Common shall be converted at the Effective Time. Notwithstanding the above, if the GA Common Value exceeds $33 per share, then the aggregate number of shares to be issued in the Merger will be determined by using $33 as the GA Common Value. Similarly, if the GA Common Value is below $28 per share, then the aggregate number of shares to be issued in the Merger will be determined by using $28 as the GA Common Value. The number of shares of German American Common as so calculated shall then be divided by the number of shares of 1ST BANCORP Common that are issued and outstanding as of the Effective Time, with the quotient therefrom (carried to the fourth figure past the decimal point) being the Exchange Ratio. The maximum and minimum figures for the GA Common Value shall be subject to adjustment in accordance with the provisions of Section 1.03(f) of this Agreement.

                  ii) The shares of German American issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of German American.

                  (b) No fractional shares of German American Common shall be issued and, in lieu thereof, holders of shares of 1ST BANCORP Common who would otherwise be entitled to a fractional share interest (after taking into account all shares of 1ST BANCORP Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share and the average of the highest bid and the lowest asked price of a share of German American Common as quoted on the NASDAQ National Market System on the last day of the Valuation Period.

                  (c) At the Effective Time, all of the outstanding shares of 1ST BANCORP Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of 1ST BANCORP Common (the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate or Certificates in accordance with Section 1.05.

                  (d) At the Effective Time, each share of 1ST BANCORP Common, if any, held in the treasury of 1ST BANCORP or by any direct or indirect subsidiary of 1ST BANCORP, including the Bank and the Subsidiaries (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be canceled.

                  (e) At the Effective Time, the shares of common stock of the Bank outstanding immediately prior to the Effective Time shall be unchanged by the Merger and shall be deemed owned by the Surviving Company.

                  (f) If (i) German American shall hereafter declare a stock dividend or other distribution of property or securities (excluding any cash dividends and excluding the five percent stock dividend that German American intends to declare in late 1998) upon its shares of common stock or shall subdivide, split up, reclassify or combine its shares of common stock, and (ii) the record date for such transaction is prior to the date on which the Effective Time occurs, appropriate adjustment or adjustments will be made in the maximum and minimum figures for the GA Common Value as set forth in Section 1.03(a)(i) above.

                  (g) If any holders of 1ST BANCORP Common dissent from the Merger and demand dissenters' rights under the IBCL, any issued and outstanding shares of 1ST BANCORP Common held by such dissenting holders shall not be converted as described in this Section 1.03 but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of 1ST BANCORP Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand for dissenters' rights or lose his or her right to exercise dissenters' rights shall have only such rights as provided under the IBCL.

         Section 1.04. The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Leagre Chandler & Millard (or at such other place as the parties may agree) at 9:00 A.M. Eastern Standard Time on the Closing Date described in Section 1.06 of this Agreement.

         Section 1.05.  Exchange Procedures; Surrender of Certificates.

                  (a) The Fifth Third Bank, Cincinnati, Ohio, shall act as Exchange Agent in the Merger (the "Exchange Agent").

                  (b) As soon as reasonably practicable but in no event more than ten working days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as German American may reasonably specify) (each such letter the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As soon as reasonably practical but in no event more than ten days after surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such Certificate the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates.

         With respect to any certificate for shares of 1ST BANCORP Common which has been lost, stolen or destroyed, German American shall be authorized to issue its common stock (or to pay cash as to fractional shares) to the registered owner of such certificate upon German American's receipt of an agreement to indemnify German American against loss from such lost, stolen or destroyed certificate and an affidavit of lost, stolen or destroyed stock certificate, both in form and substance reasonably satisfactory to German American, and upon payment by the 1ST BANCORP shareholder of a reasonable fee for a security bond from a recognized insurance company.

                  (c) No dividends that are otherwise payable on shares of German American Common constituting the Merger Consideration shall be paid to persons entitled to receive such shares of German American Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of German American Common shall be issued any dividends which shall have become payable with respect to such shares of German American Common (without interest and less the amount of taxes thereon, if any, which are required to be withheld), between the Effective Time and the time of such surrender.

         Section 1.06. The Closing Date. The Closing shall take place on the last business day of the month during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party, or on such later or earlier date as 1ST BANCORP and German American may agree (the "Closing Date"). The parties shall use their best efforts to cause the Effective Time of the Merger to be as of the first business day of the calendar month that follows the month in which the Closing occurs; provided, however, that in no event shall the Effective Time be prior to January 4, 1999.

         Section 1.07.  Actions At Closing.

                  (a) At the  Closing,  1ST  BANCORP  shall  deliver  to  German
American:

                           (i) certified copies of (A) the Articles of Incorporation and Bylaws of 1ST BANCORP, as amended; (B) the Charter and Bylaws of the Bank, as amended; and (C) the Articles of Incorporation and Bylaws of each of the Subsidiaries;

                           (ii) a certificate or certificates signed by the chief executive officer of 1ST BANCORP, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Two hereof is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) 1ST BANCORP, the Bank, and the Subsidiaries have performed and complied in all material respects, unless waived by German American, with all of its respective obligations and agreements required to be performed hereunder prior to the Closing Date;

                           (iii) certified copies of the resolutions of 1ST BANCORP's Board of Directors and shareholders, approving and authorizing the execution of this Agreement and the Plan of Merger and authorizing the consummation of the Merger;

                           (iv) a certificate of the Indiana Secretary of State, dated a recent date, stating that 1ST BANCORP is duly organized and validly existing under the IBCL;

                           (v) a certificate of the OTS, dated a recent date, stating that the Bank is duly organized and validly existing under the laws of the United States of America;

                           (vi) certificates of the Indiana Secretary of State, dated a recent date, stating that each of the Subsidiaries is duly organized and exists under the IBCL; and

                           (vii)  the  legal  opinion  of  Barnes  &  Thornburg,
         counsel   for  1ST   BANCORP   to  the  effect  set  forth  as  Exhibit
         1.07(a)(vii).

                  (b) At the  Closing,  German  American  shall  deliver  to 1ST
BANCORP:

                           (i) a certificate signed by the Chief Executive Officer of German American stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) German American has performed and complied in all material respects, unless waived by 1ST BANCORP with all of its obligations and agreements required to be performed hereunder prior to the Closing Date;

                           (ii) certified copies of the resolutions of German American's Board of Directors and (if required by the NASDAQ NMS listing standards or the IBCL) German American's shareholders authorizing the execution of this Agreement and the Plan of Merger and the consummation of the Merger;

                           (iii) a certificate of the Indiana Secretary of State, dated a recent date, stating that German American is duly organized and validly existing under the IBCL; and

                           (iv) the legal opinion of Leagre Chandler & Millard, counsel for German American, in the form attached hereto as Exhibit 1.07(b)(iv).

                  (c) At the Closing, the parties shall insert the Exchange Ratio determined in accordance with Section 1.03 of this Agreement into the Plan of Merger, and shall execute and/or deliver to one another such Plan of Merger and such other documents and instruments and take such other actions as shall be necessary or appropriate to consummate the Merger.

                                   ARTICLE TWO
                  REPRESENTATIONS AND WARRANTIES OF 1ST BANCORP

         1ST BANCORP hereby makes the following representations and warranties:

         Section 2.01.  Organization and Capital Stock.

                  (a) 1ST BANCORP is a corporation duly organized and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

                  (b) The Bank is a federal savings bank duly chartered and validly existing under the laws of the United States of America and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

                  (c) 1ST BANCORP has authorized capital stock of 7,000,000 shares, 5,000,000 of which are 1ST BANCORP Common, $1.00 par value, and 2,000,000 of which are preferred capital stock, $1.00 par value. At the date of this Agreement, there were 1,096,189 shares of 1ST BANCORP Common duly and validly issued and outstanding, fully paid and non-assessable and no shares of preferred stock issued and outstanding. None of the outstanding shares of 1ST BANCORP Common has been issued in violation of any preemptive rights of the current or past shareholders of 1ST BANCORP or in violation of any applicable federal or state securities laws or regulations.

                  (d) The Bank has authorized capital stock of 5,000,000 shares of common stock, $1.00 par value, 1,000 of which shares are issued and outstanding ("Bank Common") and 2,000,000 shares of preferred stock, none of which are outstanding. All of such shares of Bank Common are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Bank Common has been issued in violation of any preemptive rights of the current or past shareholders of the Bank or in violation of any applicable federal or state securities laws or regulations.

         (e) FSSIC has authorized capital stock of 1,000 shares of common stock, no par value, one of which is issued and outstanding and is fully paid and nonassessable. None of the outstanding shares of FSSIC Common has been issued in violation of any preemptive rights of the current or past shareholders of FSSIC or in violation of any applicable federal or state securities laws or regulations.

         (f) FFIAI has authorized capital stock of 1,000 shares of common stock, no par value, 100 of which are issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of FFIAI Common has been issued in violation of any preemptive rights of the current or past shareholders of FFIAI or in violation of any applicable federal or state securities laws or regulations.

         (g) FTC has authorized capital stock of 1,000 shares of common stock, no par value, 100 of which are issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of FTC Common has been issued in violation of any preemptive rights of the current or past shareholders of FTC or in violation of any applicable federal or state securities laws or regulations.

         (h) Except as otherwise disclosed with particularity in a confidential writing delivered by 1ST BANCORP to German American prior to execution of this Agreement, which confidential writing thereafter shall be executed by all the parties concurrently with the execution of this Agreement (the "Disclosure Schedule"), there are no shares of capital stock or other equity securities of 1ST BANCORP, the Bank, or the Subsidiaries authorized, issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls, puts, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of 1ST BANCORP, the Bank, or the Subsidiaries, or contracts, commitments, understandings or arrangements by which 1ST BANCORP, the Bank, or the Subsidiaries are or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

         Section 2.02. Authorization; No Defaults. The Board of Directors of 1ST BANCORP, by all appropriate action, has approved this Agreement, the Plan of Merger and the Merger and has authorized the execution of this Agreement and the Plan of Merger on its behalf by its duly authorized officers and the performance by 1ST BANCORP of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of 1ST BANCORP, as amended, or the Charter or Bylaws of the Bank, as amended, or the Articles of Incorporation or Bylaws of any of the Subsidiaries, as amended, or in any material agreement or instrument, or any decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which 1ST BANCORP, the Bank, or any of the Subsidiaries is bound or subject, would prohibit 1ST BANCORP from consummating, or would be violated or breached by 1ST BANCORP's consummation of, this Agreement and the Merger and other transactions contemplated herein on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by 1ST BANCORP and constitutes a legal, valid and binding obligation of 1ST BANCORP, enforceable against 1ST BANCORP in accordance with its terms, subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally from time to time in effect and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion. Neither 1ST BANCORP, the Bank, nor any of the Subsidiaries is, nor will be by reason of the consummation of the transactions contemplated herein, in material default under or in material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, 1ST BANCORP's, the Bank's, or any of the Subsidiaries' articles of incorporation or bylaws, any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which either 1ST BANCORP or the Bank is a party or by which it or its property is bound.

         Section 2.03. Subsidiaries. Except (i) as otherwise disclosed in the Disclosure Schedule, (ii) for the ownership by 1ST BANCORP of all the capital stock of the Bank and FFIAI and FTC and (iii) for the ownership by the Bank of all of the capital stock of FSSIC, neither 1ST BANCORP nor the Bank nor any of the Subsidiaries has (or has had at any time in the last ten years) any direct or indirect ownership interest in any corporation, partnership, limited liability company, joint venture or other business.

         Section 2.04.  Financial Information.

                  (a) 1ST BANCORP has furnished to German American its audited financial statements of 1ST BANCORP for the years ended June 30, 1997, 1996 and 1995 and all subsequent financial statements of 1ST BANCORP included as part of 1ST BANCORP's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be reflected in the notes thereto), and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of 1ST BANCORP in all material respects as of the date and for the period indicated.

                  (b) The Bank has furnished to German American its Thrift Financial Reports as filed with the OTS for the quarters ended March 31, 1998, and June 30, 1998 (the "TFR Reports"). The TFR Reports were prepared in accordance with the applicable regulatory instructions on a consistent basis with previous such reports, and fairly present the financial position and results of operations of the Bank in all material respects as of the dates and for the periods indicated, subject, however, to normal recurring year-end adjustments, none of which will be material.

         (c) Each of the Subsidiaries has furnished to German American its financial statements for the year-to-date periods ended March 31, 1998 and June 30, 1998. Such reports were prepared in accordance with any applicable regulatory instructions on a consistent basis with previous such reports, and fairly present the financial position and results of operations of the Subsidiaries in all material respects as of the dates and for the periods indicated, subject, however, to normal recurring year-end adjustments, none of which will be material.

         (d) Except as set forth in the Disclosure Schedule, neither 1ST BANCORP, the Bank, nor any one of the Subsidiaries, has any material liability, fixed or contingent, except to the extent set forth in the financial statements and the TFR Reports described in subsections (a), (b) and (c) of this Section
2.04 (collectively, the "1ST BANCORP Financial Statements") or incurred in the ordinary course of business since the date of the most recent balance sheet of 1ST BANCORP, the Bank, or the Subsidiaries included in the 1ST BANCORP Financial Statements.

         (e) Except as otherwise provided in the Disclosure Schedule, 1ST BANCORP does not engage in the lending business (except by and through the Bank) or any other business or activity other than that which is incident to its ownership of all the capital stock of the Bank or of FFIAI and FTC and does not own any investment securities (except the capital stock of the Bank and FFIAI and FTC).

         Section 2.05. Absence of Changes. Since June 30, 1997, and except to the extent reflected in the TFR Reports, there has not been any material adverse change in the financial condition, the results of operations or the business of 1ST BANCORP or the Bank, taken as a whole. The making by the Bank after June 30, 1998, of provisions for the purpose of increasing its allowance for possible loan losses not exceeding in the aggregate the amount specified by Section 4.05 of this Agreement shall not be deemed a material adverse change for purposes of this Section 2.05.

         Section 2.06. Absence of Agreements with Banking Authorities. Neither 1ST BANCORP nor the Bank is subject to any order (other than orders applicable to saving and loan holding companies or savings banks generally) and neither is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of saving and loan holding companies or savings banks, including without limitation, the OTS or the Federal Deposit Insurance Corporation (the "FDIC").

         Section 2.07. Tax Matters. 1ST BANCORP and the Bank have filed all federal, state and local tax returns due in respect of any of their respective business, income and properties in a timely fashion and has paid or made provision for all amounts shown due on such returns. All such returns fairly reflect the information required to be presented therein in all material respects. All provisions for accrued but unpaid taxes contained in the 1ST BANCORP Financial Statements were made in accordance with generally accepted accounting principles.

         Section 2.08. Absence of Litigation. There is no material litigation, claim or other proceeding pending or, to the knowledge of 1ST BANCORP, threatened, before any judicial, administrative or regulatory agency or tribunal, to which 1ST BANCORP, the Bank, or any one of the Subsidiaries is a party or to which any of their properties are subject. Set forth in Section 2.08 of the Disclosure Schedule is a listing of all litigation to which 1ST BANCORP is a named party.

         Section 2.09.  Employment  Matters.

                  (a) Except as set forth in the Disclosure Schedule, neither 1ST BANCORP, the Bank, nor any one of the Subsidiaries is a party to or bound by any material contract arrangement or understanding (written or otherwise) for the employment, retention or engagement of any past or present officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by 1ST BANCORP, the Bank, or one of the Subsidiaries respectively, on thirty (30) days' written notice or less without the payment of any amount by reason of such termination.

         (b) 1ST BANCORP, the Bank and each of the Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and (i) neither 1ST BANCORP, the Bank, nor any one of the Subsidiaries is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against 1ST BANCORP, the Bank, or any of the Subsidiaries pending or, to the knowledge of 1ST BANCORP, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of 1ST BANCORP, threatened against or directly affecting 1ST BANCORP, the Bank, or any of the Subsidiaries; and (iv) neither 1ST BANCORP, the Bank, nor any one of the Subsidiaries has experienced any material work stoppage or other material labor difficulty during the past five years.

         (c) Except as set forth in the Disclosure Schedule, neither the execution nor the delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of 1ST BANCORP, the Bank, or any of the Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of their employee plans or (iii) result in the acceleration of the time of payment of any such benefit. No amounts paid or payable by 1ST BANCORP, the Bank, or any of the Subsidiaries to or with respect to any employee or former employee of 1ST BANCORP, the Bank, or any of the Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue Code of 1986, as amended ("Code") or otherwise.

         Section 2.10. Reports. Since June 30, 1995, 1ST BANCORP, the Bank, and each of the Subsidiaries have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the Securities and Exchange Commission ("SEC"), (ii) the OTS, (iii) the FDIC and (iv) any other governmental authority with jurisdiction over 1ST BANCORP, the Bank, or any of the Subsidiaries. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

         Section 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by the Bank, as reflected in the TFR Reports, are carried on the books of the Bank in accordance with generally accepted accounting principles, consistently applied. The Bank from and after the date hereof will not engage in activities that would require that it establish a trading account under applicable regulatory guidelines and interpretations.

         Section 2.12. Loan Portfolio. To the knowledge of 1ST BANCORP, all loans and discounts shown in the TFR Reports, or which were entered into after June 30, 1998, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of the Bank, in accordance in all material respects with the Bank's lending policies and practices unless otherwise approved by the Bank's Board of Directors, and are not subject to any material defenses, set offs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. To the knowledge of 1ST BANCORP, the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be. To the knowledge of 1ST BANCORP, the Bank has complied and will through the Closing Date continue to comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan. Except as set forth in the Disclosure Schedule, the Bank has not sold, purchased or entered into any loan participation arrangement except where such participation is on a pro rata basis according to the respective contributions of the participants to such loan amount. Except as set forth in the Disclosure Schedule, 1ST BANCORP has no knowledge that any condition of property in which the Bank has an interest as collateral to secure a loan or that is held as an asset of any trust violates the Environmental Laws (defined in Section 2.15) in any material respect or obligates 1ST BANCORP, or the Bank, or the owner or operator of such property to remedy, stabilize, neutralize or otherwise alter the environmental condition of such property.

         Section 2.13.  ERISA.

         (a) Except as disclosed in the Disclosure Schedule, no person participates in any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), nor may any person reasonably expect to participate in any such plan, in either case, on account of his or her past or present employment with 1ST BANCORP or the Bank. 1ST BANCORP and the Bank do not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as "fringe benefit arrangements") for any past or present employee, consultant or agent of 1ST BANCORP or the Bank, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), except as listed in the Disclosure Schedule.

                  (b) During the past sixty months, 1ST BANCORP has not maintained any employee welfare benefit plans or employee pension benefit plans except for plans listed on the Disclosure Schedule. There have been no amendments to any of the employee pension benefit plans, employee welfare benefit plans or fringe benefit arrangements listed on the Disclosure Schedule since June 30, 1997, except as set forth in the Disclosure Schedule.

                  (c) To the knowledge of 1ST BANCORP, all employee pension benefit plans, employee welfare benefit plans and fringe benefit arrangements listed on the Disclosure Schedule comply in form and in operation in all material respects with all applicable requirements of law and regulation. To the knowledge of 1ST BANCORP, all employee pension benefit plans maintained by 1ST BANCORP and the Bank comply in form and in operation with all applicable requirements of Section 401(a) and, to the extent applicable, Section 401(k) of the Code. To the knowledge of 1ST BANCORP, except as disclosed in the Disclosure Schedule, neither 1ST BANCORP nor the Bank has (i) incurred any liability for tax under Section 4971 of the Code on account of any accumulated funding deficiency and no plan or arrangement listed in the Disclosure Schedule has incurred any accumulated funding deficiency within the meaning of Section 412 or 418(B) of the Code; (ii) applied for or obtained a waiver by the IRS of any minimum funding requirement under Section 412 of the Code; (iii) become subject to any disallowance of deductions under Sections 419 or 419(A) of the Code; (iv) incurred any liability for excise tax under Sections 4972, 4975, or 4976 of the Code or any liability under Section 406 of ERISA; (v) incurred any liability to the Pension Benefit Guaranty Corporation; (vi) had a reportable event (within the meaning of Section 4043 of ERISA) for which notice is not waived by applicable regulations; or (vii) breached any of the duties or failed to perform any of the obligations imposed upon the fiduciaries or plan administrators under Title I or ERISA.

                  (d) A true and correct copy of each of the plans and arrangements listed on the Disclosure Schedule as in effect on the date hereof and each trust agreement relating to each such plan and arrangement, has been supplied to German American. A true and correct copy of the annual report (as described in Section 103 of ERISA) most recently filed for each plan listed in the Disclosure Schedule has been supplied to German American, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports supplied. In the case of any plan or arrangement which is not in written form, the Disclosure Schedule includes an accurate description of such plan or arrangement. 1ST BANCORP and the Bank have provided to German American a description of any liability or contingent liability which may be incurred by 1ST BANCORP or the Bank if any plan or arrangement listed on the Disclosure Schedule (including without limitation the payment by the Bank of premiums for health care coverage for active employees or retirees) were terminated or if 1ST BANCORP or the Bank was to cease its participation therein. To the best of the knowledge of the present non-employee members of the Board of Directors of 1ST BANCORP and of the Bank (without any independent review of the books and records of 1ST BANCORP and the Bank or the making of any other independent inquiry), and to the best of the knowledge of the President of the Bank (after review of the books and records of the Bank but without the obligation to make any further independent inquiry), neither 1ST BANCORP nor the Bank nor any of their affiliates or persons acting on their behalf have made any written or oral promises or statements to employees or retirees who are now living which might reasonably have been construed by them as promising "lifetime" or other vested rights to benefits under any plan or arrangement (other than any employee pension plan disclosed in the Disclosure Schedule) that cannot be unilaterally terminated or modified by the Bank or 1ST BANCORP at their discretion at any time without further obligation.

                  (e) Except as disclosed in the Disclosure Schedule, in the case of each plan or arrangement listed in the Disclosure Schedule which is a defined benefit plan (within the meaning of Section 3(35) of ERISA), the net fair market value of the assets held to fund such plan or arrangement equals or exceeds the present value of all accrued benefits thereunder, both vested and nonvested, on a plan continuation basis and as determined in accordance with an actuarial costs method acceptable under Section 3(31) of ERISA.

                  (f) On a timely basis, 1ST BANCORP and the Bank have made all contributions or payments to or under each plan or arrangement listed in the Disclosure Schedule as required pursuant to each such plan or arrangemen or in the alternative have made sufficient provision for reserves to meet contributions and payments under such plans or arrangements which have not been made because they are not yet due.

                  (g) Except as otherwise provided in the Disclosure Schedule, none of the plans or arrangements listed in the Disclosure Schedule owns (or has owned within the past 60 months) any 1ST BANCORP Common or other securities of 1ST BANCORP, the Bank or a related entity.

         Section 2.14. Title to Properties; Insurance. 1ST BANCORP, the Bank, and the Subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the 1ST BANCORP Financial Statements and easements, rights-of-way, and other restrictions which are not material and, in the case of other real estate owned, as such real estate is internally classified on the books of the Bank, rights of redemption under applicable law) to all real properties reflected on the 1ST BANCORP Financial Statements as being owned by 1ST BANCORP, the Bank, or the Subsidiaries, respectively. All material leasehold interests used by 1ST BANCORP, the Bank, and the Subsidiaries in their respective operations are held pursuant to lease agreements which are valid and enforceable in accordance with their terms, subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally from time to time in effect and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion. Except as set forth in the Disclosure Schedule, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of 1ST BANCORP, threatened with respect to such properties. 1ST BANCORP, the Bank, and the Subsidiaries have valid title or other ownership or use rights under licenses to all material intangible personal or intellectual property used by 1ST BANCORP, the Bank, and the Subsidiaries in their respective business free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensor pursuant to applicable license agreements, which rights do not materially adversely interfere with the use or enjoyment of such property. All insurable properties owned or held by 1ST BANCORP, the Bank, or the Subsidiaries are insured in such amounts, and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with companies of the same size and in the same business.

         Section 2.15.  Environmental Matters.

                  (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which 1ST BANCORP, the Bank, or any one of the Subsidiaries has done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         (b) Except as disclosed in the Disclosure Schedule, to the knowledge of 1ST BANCORP, the Bank, or the Subsidiaries, neither (i) the conduct by 1ST BANCORP, the Bank, and the Subsidiaries of operations at any property, nor (ii) any condition of any property owned by 1ST BANCORP, the Bank, or the Subsidiaries within the past ten (10) years and used in its business operations, nor (iii) the condition of any property owned by them within the past ten (10) years but not used in their business operations, nor (iv) the condition of any property held by them as a trust asset within the past ten (10) years, violates or violated Environmental Laws in any material respect, and no condition or event has occurred with respect to any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) 1ST BANCORP, the Bank, or the Subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property. Neither 1ST BANCORP, the Bank, nor any one of the Subsidiaries has received any notice from any person or entity that 1ST BANCORP, the Bank, or the Subsidiaries or the operation of any facilities or any property owned by any of them, or held as a trust asset, are or were in violation of any Environmental Laws or that any one of them is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         Section 2.16. Compliance with Law. 1ST BANCORP, the Bank, and each of the Subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct their respective businesses as presently conducted and, to their knowledge, are in compliance in all material respects with all applicable laws and regulations, the violation of which would be material.

         Section 2.17. Brokerage. Except as set forth in the Disclosure Schedule, there are no claims, agreements, arrangements, or understandings (written or otherwise) for brokerage commissions, finders' fees or similar compensation in connection with the Merger payable by 1ST BANCORP, the Bank, or any of the Subsidiaries.

         Section 2.18. Material Contracts. Except as set forth in the Disclosure Schedule, neither 1ST BANCORP, the Bank, nor any one of the Subsidiaries is a party to or bound by any oral or written (i) material agreement, contract or indenture under which it has borrowed or will borrow money (not including federal funds and money deposited, including without limitation, checking and savings accounts, certificates of deposit, money market accounts and other deposit accounts and borrowings from the Federal Home Loan Bank ("FHLB") and the
FRB); (ii) material guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guarantees made in the ordinary course of business and letters of credit issued in the ordinary course of business; (iii) contract, arrangement or understanding with any present or former officer, director or shareholder (except for deposit or loan agreements entered into in the ordinary course of business); (iv) material license, whether as licensor or licensee; (v) contract or commitment for the purchase of materials, supplies or other real or personal property in an individual amount in excess of $10,000 or for the performance of services over a period of more than thirty days and involving an individual amount in excess of $25,000; (vi) joint venture or partnership agreement or arrangement; (vii) contract arrangement or understanding with any present or former consultant, advisor, investment banker, broker, attorney or accountant; or (viii) contract, agreement or other commitment not made in the ordinary course of business.

         Section 2.19. Compliance with Americans with Disabilities Act. (a) To the best of 1ST BANCORP's knowledge, 1ST BANCORP, the Bank, and the Subsidiaries, and their respective properties (including those held by any of them in a fiduciary capacity) are in material compliance with all applicable provisions of the Americans with Disabilities Act (the "ADA"), and (b) no action under the ADA against 1ST BANCORP, the Bank, the Subsidiaries, or any of its properties has been initiated nor, to the best of 1ST BANCORP's knowledge, has been threatened or contemplated.

         Section 2.20. Statements True and Correct. None of the information supplied or to be supplied by 1ST BANCORP, the Bank, or the Subsidiaries for inclusion in any documents to be filed with the SEC, the OTS, the FDIC, or any other regulatory authority in connection with the Merger will, to the best of the knowledge of 1ST BANCORP at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         Section 2.21. 1ST BANCORP's Knowledge. With respect to representations and warranties herein that are made or qualified as being made "to the knowledge of 1ST BANCORP" or words of similar import, it is understood and agreed that matters within the knowledge of the directors and the executive officers of 1ST BANCORP, of the Bank and of each of the Subsidiaries shall be considered to be within the knowledge of 1ST BANCORP.

                                  ARTICLE THREE
                REPRESENTATIONS AND WARRANTIES OF GERMAN AMERICAN

         German  American  hereby  makes  the  following   representations   and
warranties:

         Section 3.01.  Organization and Capital Stock.

                  (a) German American is a corporation duly incorporated and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (b) German American has authorized capital stock of (i) 20,000,000 shares of German American Common, of which, as of the date of this Agreement, 6,346,039 shares are issued and outstanding (not including an additional approximately 317,302 shares that will be issued and delivered in December 1998, pursuant to German American's annual five percent stock dividend), and (ii) 500,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of German American Common are duly and validly issued and outstanding, fully paid and non-assessable.

         (c) The shares of German American Common that are to be issued to the shareholders of 1ST BANCORP pursuant to the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

         Section 3.02. Authorization. The Board of Directors of German American has, by all appropriate action, approved this Agreement, the Plan of Merger and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and its performance of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of German American, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except for the need for approval of the issuance of additional shares pursuant to the Merger by the shareholders of German American under the National Market System listing standards of NASDAQ or the IBCL, and except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries is bound or subject would prohibit German American from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by German American and constitutes a legal, valid and binding obligation of German American enforceable against German American in accordance with its terms and no other corporate acts or proceedings are required by law to be taken by German American to authorize the execution, delivery and performance of this Agreement. Except for any requisite approvals of the FRB and OTS, and the SEC's order declaring effective German American's registration statement under the Securities Act of 1933, as amended ("Securities Act") with respect to the Merger, and applicable state securities law filings and approvals, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or the consummation of the Merger by German American. German American is not, nor will by reason of the consummation of the transactions contemplated herein be, in material default under or material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, German American's articles of incorporation or bylaws, any material promissory note, indenture or other evidence of indebtedness of security thereof, or any material lease, contract or other commitment or agreement to which German American is a party or other commitment or agreement to which it is a party or by which it or its property is bound.

         Section 3.03. Subsidiaries. Each of German American's subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

         Section 3.04. Financial Information. The consolidated balance sheet of German American and its subsidiaries as of December 31, 1997 and related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended together with the notes thereto, included in German American's most recent Annual Report on Form 10-K, as filed with the SEC (the "10-K"), and the unaudited consolidated balance sheets of German American and its subsidiaries as of March 31, 1998 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the periods then ended included in German American's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 as filed with the SEC (the "10-Q Reports") (collectively the financial statements and notes thereto included in the 10-Q Reports and the 10-K are sometimes referred to as the "German American Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of German American and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

         Section 3.05. Absence of Changes. Since December 31, 1997 (and except to the extent reflected in the 10-Q Reports), there has not been any material adverse change in the consolidated financial condition or the consolidated results of operations or the business of German American and its subsidiaries, taken as a whole.

         Section 3.06. Reports. Since January 1, 1995 (or, in the case of subsidiaries of German American, the date of acquisition thereof by German American, if later), German American and each of its subsidiaries have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC,
(ii) the FRB, (iii) the FDIC, (iv) the Office of the Comptroller of the Currency ("OCC"), (v) the Indiana Department of Financial Institutions ("IDFI"), (vi) any applicable state securities or banking authorities, and (vii) any other governmental authority with jurisdiction over German American or any of its subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. None of the information included in such reports or documents was, at their respective dates of filing, false or misleading with respect to any material fact, or omitted to state any material fact necessary in order to make the statements therein not misleading, on a consolidated basis, taking into account the circumstances under which such reports or documents were filed and considering the total mix of information that was at the time publicly available concerning German American and its subsidiaries.

         Section 3.07. Absence of Litigation. There is no material litigation, claim or other proceeding pending or, to the knowledge of German American, threatened, before any judicial, administrative or regulatory agency or tribunal against German American or any of its subsidiaries, or to which the property of German American or any of its subsidiaries is subject, which is required to be disclosed in SEC reports under Item 103 of Regulation S-K, and which has not been so disclosed.
         Section 3.08. Absence of Agreements with Banking Authorities. Neither German American nor any of its subsidiaries is subject to any order (other than orders applicable to bank holding companies or banks generally) or is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation the FDIC, the OCC, the IDFI, and the FRB.

         Section 3.09. Compliance with Law. German American and its subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are, and all times while this Agreement is in effect shall be, in compliance in all material respects with all applicable laws and regulations, including, without limitation, all rules, regulations and requirements of the SEC, the violation of which would be material.

         Section 3.10.     Environmental Matters.

                  (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which German American or any of its subsidiaries has done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         (b) Except as previously disclosed to 1ST BANCORP regarding the banking offices at 9th and Main Streets, Petersburg, Indiana and 231 West Broadway, Princeton, Indiana, to the knowledge of German American or any of its subsidiaries, neither (i) the conduct by German American or any of its subsidiaries of operations at any property, nor (ii) any condition of any property owned by German American or any of its subsidiaries within the past ten
(10) years and used in its business operations, nor (iii) the condition of any property owned by them within the past ten (10) years but not used in their business operations, nor (iv) the condition of any property held by them as a trust asset within the past ten (10) years, violates or violated Environmental Laws in any material respect, and no condition or event has occurred with respect to any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) German American or any of its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property. Neither German American or any of its subsidiaries has received any notice from any person or entity that German American or any of its subsidiaries or the operation of any facilities or any property owned by any of them, or held as a trust asset, are or were in violation of any Environmental Laws or that any one of them is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         Section 3.11. Statements True and Correct. None of the information supplied or to be supplied by German American or any of its subsidiaries for inclusion in any documents to be filed with the SEC, the OTS, the FDIC, or any other regulatory authority in connection with the Merger will, to the best of the knowledge of German American at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         Section 3.12. German American's Knowledge. With respect to representations and warranties herein that are made or qualified as being made "to the knowledge of German American" or words of similar import, it is understood and agreed that matters within the knowledge of the directors and the executive officers of German American shall be considered to be within the knowledge of German American.


                                  ARTICLE FOUR
                            COVENANTS OF 1ST BANCORP


         The parties hereto agree that the covenants contained in this Article Four shall be effective from the date hereof through the earlier of the Effective Time or the termination of this Agreement.

         Section 4.01.  Conduct of Business.

                  (a) 1ST BANCORP, the Bank, and the Subsidiaries shall continue to carry on their respective businesses, and shall discharge or incur obligations and liabilities, only in the ordinary course of business as heretofore conducted and, by way of amplification and not limitation with respect to such obligation, neither 1ST BANCORP, the Bank nor any one of the Subsidiaries will, without the prior written consent of German American:

                  (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, except as provided in Section 4.09 of this Agreement; or

                  (ii) issue (or agree to issue) any common or other capital stock (other than common stock for an aggregate of 25,200 shares issued to directors or employees of 1ST BANCORP upon the exercise of stock options issued and outstanding prior to the execution of the Letter of Intent dated June 15, 1998 between German American and 1ST BANCORP), or any options, warrants or any other rights to subscribe for or purchase common or any other capital stock or any securities convertible into or exchangeable for any capital stock; or

                  (iii) directly or indirectly redeem, purchase or otherwise acquire (or agree to redeem, purchase or acquire) (except for shares acquired in satisfaction of a debt previously contracted) any of their own common or any other capital stock; or

                  (iv) effect a split, reverse split, reclassification, or other similar change in, or of, any common or other capital stock or otherwise reorganize or recapitalize; or

                  (v) change the Articles of Incorporation or Bylaws of 1ST BANCORP or the Charter or Bylaws of the Bank; or

                  (vi) pay or agree to pay, conditionally or otherwise, any bonus other than bonuses that were accrued as of June 30, 1998, for the fiscal year ended June 30, 1998, in the aggregate amount of $278,000 and bonuses for the six month period ended December 31, 1998, equal to $124,500 (which amount approximates 50 percent of the average of the total amount of bonuses paid in each of the prior two fiscal years); or

                  (vii)  pay  or  agree  to  pay,  conditionally  or  otherwise, additional compensation (other than ordinary and normal salary increases consistent with past practices) or severance benefit or otherwise make any changes out of the ordinary course of business with respect to the fees or compensation payable or to become payable to consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees or, except as required by law or this Agreement, adopt or make any change in any Employee Plan or other arrangement or payment made to, for or with any of such consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees; provided, however, that 1ST BANCORP and the Bank may pay the fees, expenses and other compensation of consultants, advisors, investment bankers, brokers, attorneys and accountants disclosed on the Disclosure Schedule when, if, and as earned by them; or

                  (viii) borrow or agree to borrow any material amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any material obligations of others except in the ordinary course of business or pursuant to outstanding letters of credit; or

                  (ix) make or commit to make (or renew or commit to renew) any new loan, or issue or commit to issue (or renew or commit to renew) any new letter of credit or line of credit, or make (or commit to make) any additional discretionary advance (not including any advance for the purposes and in the amount already committed) under any existing letter of credit or line of credit, or purchase or agree to purchase any interest in a loan participation, in aggregate principal amounts (A) in excess of $300,000 to any one borrower (or group of affiliated borrowers) or (B) that would cause the Bank's credit extensions or commitments to any one borrower (or group of affiliated borrowers) to exceed $500,000 (German American's consent to credit extensions in the ordinary course of business will not be unreasonably withheld); or

                  (x) other than U.S. Treasury obligations or asset-backed securities issued or guaranteed by United States governmental agencies or financial institution certificates of deposit insured by the FDIC, in either case having an average remaining life of five years or less (except that maturities may extend to seven years on variable-rate securities), purchase or otherwise acquire any investment security for their own accounts, or sell any investment security owned by either of them which is designated as held-to-maturity, or engage in any activity that would require the establishment of a trading account for investment securities; or

                  (xi) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

                  (xii)  enter  into  or  amend  any   agreement,   contract  or
         commitment out of the ordinary course of business; or

                  (xiii) except in the ordinary course of business, place on any of their assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

                  (xiv) except in the ordinary course of business, cancel, release, compromise or accelerate any material indebtedness owing to 1ST BANCORP, the Bank, or the Subsidiaries, or any claims which either of them may possess, or voluntarily waive any material rights with respect thereto; or

                  (xv) sell or otherwise dispose of any real property or any material amount of any personal property other than properties acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness to 1ST BANCORP, the Bank, or the Subsidiaries; or

                  (xvi) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon, prepared by a reliable and qualified person or firm reasonably acceptable to German American, which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that neither 1ST BANCORP, the Bank, nor any one of the Subsidiaries shall be required to obtain such a report with respect to single family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might contain such materials or otherwise might be contaminated; or

                  (xvii) commit any act or fail to do any act which will cause a material breach of any material agreement, contract or commitment to which it is a party; or

                  (xviii) violate any law, statute, rule, governmental regulation or order, which violation could reasonably be expected to have a material adverse effect on its business, financial condition, or earnings; or

                  (xix) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $10,000 other than (a) purchases of property made in the ordinary course of business or (b) purchases made or costs incurred in connection with loan collection activities or foreclosure sales in connection with any of 1ST BANCORP's, the Bank's, or any one of the Subsidiaries' loans, without the consent of German American, which consent shall not be unreasonably withheld; or

                  (xx) issue certificate(s) for shares of 1ST BANCORP Common to any 1ST BANCORP shareholder in replacement of certificate(s) claimed to have been lost or destroyed without first obtaining from such shareholder(s), at the expense of such shareholder(s), reasonable payments for a surety bond from a recognized insurance company in an amount that would indemnify 1ST BANCORP (and its successors) against lost certificate(s) and obtaining a usual and customary affidavit of loss and indemnity agreement from such shareholder(s); provided, however, that 1ST BANCORP may waive the surety bond requirement in connection with the issuance of replacement certificates to any shareholder if the number of shares of 1ST BANCORP Common so reissued (together with the number of shares previously reissued since January 1, 1997, to such shareholder and all other shareholders who are affiliated or associated with such shareholder) has an aggregate market value of $2,500 or less; or

                  (xxi) hold a special, regular or annual meeting (or take action by consent in lieu thereof) of the Board of Directors or the sole shareholder of the Bank or of any one of the Subsidiaries for the purpose of appointing or electing any new member to the Board of Directors of the Bank or any one of the Subsidiaries (whether to fill a vacancy or otherwise) unless such new member is approved in advance in writing by German American.

         (b) 1ST BANCORP, the Bank, and the Subsidiaries shall take all necessary action to ensure that all bonus arrangements of 1ST BANCORP, the Bank, or the Subsidiaries, including all arrangements pursuant to the Management Incentive Award Plan for the fiscal year ended June 30, 1998, and the six months ended December 31, 1998, have been paid and terminated prior to the Closing Date.

         (c) Neither 1ST BANCORP, the Bank, nor any one of the Subsidiaries shall, without the prior written consent of German American, engage in any transaction or take any other action that would render untrue in any material respect any of the representations and warranties of 1ST BANCORP contained in Article Two hereof if such representations and warranties were given as of the date of such transaction or action.

         (d) 1ST BANCORP shall promptly notify German American in writing of the occurrence of any matter or event known to 1ST BANCORP that is, or is likely to become, materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of 1ST BANCORP, the Bank, or the Subsidiaries taken as a whole.

         (e) Neither 1ST BANCORP,  the Bank, nor any of the  Subsidiaries  shall
(a) directly or indirectly solicit or encourage (nor shall they permit any of their respective officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information other than the terms of this Agreement, any inquiries or proposals from third parties for a merger, consolidation, share exchange or similar transaction involving 1ST BANCORP, the Bank, or the Subsidiaries or for the acquisition of the stock or substantially all of the assets or business of 1ST BANCORP, the Bank, or the Subsidiaries, or (b) subject to the fiduciary duties of the Directors of 1ST BANCORP as advised by counsel in a written opinion, discuss with or enter into conversations with any person concerning any such merger, consolidation, share exchange, acquisition or other transaction. 1ST BANCORP shall promptly notify German American orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details concerning any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

         Section 4.02. Breaches. 1ST BANCORP shall, in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to German American and use its best efforts to prevent or promptly remedy the same.

         Section 4.03. Submission to Shareholders. 1ST BANCORP shall cause to be duly called and held, on a date mutually selected by German American and 1ST BANCORP, an annual or special meeting of its shareholders (the "1ST BANCORP Shareholders' Meeting") for submission of this Agreement and the Merger for approval of 1ST BANCORP shareholders as required by the IBCL. In connection with the 1ST BANCORP Shareholders' Meeting, (i) 1ST BANCORP shall cooperate with and assist German American in preparing and filing a registration statement containing a Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") with the SEC in accordance with SEC requirements and 1ST BANCORP shall mail it to its shareholders, (ii) 1ST BANCORP shall furnish German American all information concerning itself that German American may reasonably request in connection with such Prospectus/Proxy Statement, and (iii) the Board of Directors of 1ST BANCORP shall (unless a written opinion of independent counsel for 1ST BANCORP relating to the fiduciary duties of the Board of Directors advises against such a recommendation, in which event the individual members of the Board of Directors shall nevertheless remain personally obligated to support the Agreement and the Merger pursuant to their personal undertakings on the signature page of this Agreement) unanimously recommend to 1ST BANCORP's shareholders the approval of this Agreement and the Merger contemplated hereby.

         Section 4.04. Consummation of Agreement. 1ST BANCORP shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and provisions hereof. 1ST BANCORP shall furnish to German American in a timely manner all information, data and documents in the possession of 1ST BANCORP, the Bank, or the Subsidiaries requested by German American as may be required to obtain any necessary regulatory or other approvals of the Merger or to file with the SEC a registration statement on Form S-4 (the "Registration Statement") relating to the shares of German American Common to be issued to the shareholders of 1ST BANCORP pursuant to the Merger and this Agreement, and shall otherwise cooperate fully with German American to carry out the purpose and intent of this Agreement.

         Section 4.05. Financial Information. 1ST BANCORP shall allow German American to make a special review of the assets of the Bank with a view to determining the consistency of the procedures and standards employed by the Bank in determining its allowance for possible loan losses with the procedures and standards employed by German American's present bank subsidiaries. If, as a result of such review or otherwise, the Bank after June 30, 1998, has made or hereafter makes additions to its allowance for possible loan losses for the purpose of increasing the amount of the allowance above its amount as of June 30, 1998, German American shall not assert that such additions (to the extent that the amount thereof does not exceed an aggregate of $300,000) violate any representation, warranty or covenant of 1ST BANCORP in this Agreement or otherwise entitle German American to terminate its obligations to consummate the transactions contemplated hereby.

         Section 4.06. Environmental Reports. Except as German American shall otherwise consent with respect to any residential real estate (which consent will not be unreasonably withheld by German American), 1ST BANCORP shall, at 1ST BANCORP's and German American's shared expense, cooperate with an environmental consulting firm designated by German American in connection with the conduct by such firm of a phase one environmental investigation on all real property owned or leased by 1ST BANCORP, the Bank, or the Subsidiaries as of the date of this Agreement, and any real property acquired or leased by 1ST BANCORP, the Bank, or the Subsidiaries after the date of this Agreement, except as otherwise provided in Section 4.01(a)(xvi). If further investigation procedures are required as to any property by the report of the phase one investigation in German American's reasonable opinion, 1ST BANCORP shall as soon as practicable, at 1ST BANCORP's and German American's shared expense, commission the taking of such further procedures and provide a report of the results of such further procedures ("Phase Two Report") to German American. German American shall have fifteen (15) business days from German American's receipt of any Phase Two Report to notify 1ST BANCORP of any objection to the contents of the Phase Two Report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested in the Phase Two Report and prudent in light of the recommendations or suggestions in the Phase Two Report findings, in the aggregate, exceed the sum of $250,000, as reasonably estimated by the environmental expert retained for such purpose by German American and reasonably acceptable to 1st BANCORP, or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty, then German American shall have the right pursuant to
Section 7.03 hereof, for a period of 10 business days following receipt of such estimate or indication that the costs of such actions and measures cannot be so reasonably estimated to terminate this Agreement without further obligation to 1ST BANCORP, which shall be German American's sole remedy in such event.

         Section 4.07. Restriction on Resales. 1ST BANCORP shall obtain and deliver to German American, at least thirty (30) days prior to the Closing Date, signed representations, in form reasonably acceptable to German American, of each shareholder who may reasonably be deemed an "affiliate" of 1ST BANCORP as of the date of the 1ST BANCORP Shareholders' Meeting within the meaning of such term as used in Rule 145 under the Securities Act regarding their prospective compliance with the provisions of such Rule 145. 1ST BANCORP shall also obtain and deliver to German American at least 30 days prior to the Closing Date, the signed agreements of each shareholder who may reasonably be deemed an "affiliate" (as such term is described in the preceding sentence) of 1ST BANCORP as of the date of the Shareholders' Meeting agreeing not to sell any shares of German American Common or otherwise reduce his or her risk relative to such shares, until such time as financial results covering at least thirty (30) days of post-Merger combined operations have been filed by German American with the SEC in a quarterly report on Form 10-Q or in an annual report on Form 10-K.

         Section 4.08. Access to Information. 1ST BANCORP shall permit German American reasonable access, in a manner which will avoid undue disruption or interference with 1ST BANCORP's normal operations, to its, the Bank's, and the Subsidiaries' properties and shall disclose and make available to German American all books, documents, papers and records relating to its, the Bank's, and the Subsidiaries' assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers, litigation files, plans affecting employees, and any other business activities or prospects in which German American may have an interest in light of the transactions contemplated by this Agreement. During the period from the date of this Agreement to the Effective Time, 1ST BANCORP will cause one or more of its, the Bank's, or the Subsidiaries' designated representatives to confer on a regular basis with the President of German American, or any other person designated in a written notice given to 1ST BANCORP by German American pursuant to this Agreement, to report the general status of the ongoing operations of 1ST BANCORP, the Bank, and the Subsidiaries. 1ST BANCORP will promptly notify German American of any material change in the normal course of the operation of its business or properties and of any regulatory complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving 1ST BANCORP, the Bank, or any of the Subsidiaries, and will keep German American fully informed of such events. German American hereby understands and agrees that all books, documents, papers and records relating to 1ST BANCORP's, the Bank's, and the Subsidiaries' assets, stock ownership, properties, operations, obligations and liabilities which it obtains, receives, reviews or has access to pursuant to this Section
4.08 shall be subject to the Confidentiality Agreement between 1ST BANCORP and German American ("Confidentiality Agreement").

         Section 4.09. Dividends. Notwithstanding Section 4.01(a) of this Agreement, 1ST BANCORP may (in the absence of any material adverse change in its consolidated financial condition, results of operations, or business, other than the adverse change that might result from additional provisions made to increase the Bank's allowance for loan losses as contemplated by, and not exceeding the maximum amount specified by, Section 4.05, and other than the adverse changes that are expected to result from the expenses associated with the Merger and accruals under the Director Deferred Compensation Plan of 1ST BANCORP resulting from the Merger), continue to declare and pay quarterly cash dividends (during September and December 1998 and during the third month of each subsequent calendar quarter with respect to that calendar quarter) to 1ST BANCORP shareholders in a quarterly amount not to exceed $.0667 per share of 1ST BANCORP Common, or an aggregate of not more than $.2668 per share for the fiscal year beginning July 1, 1998; provided, however, that no dividend may be paid to 1ST BANCORP's shareholders during the quarter in which the Merger is consummated if, during such quarter, 1ST BANCORP's shareholders will become entitled to receive dividends on their shares of German American common stock received pursuant to this Agreement.

         Section 4.10. Termination and Modification of Benefit Plans. On or before the Closing Date, 1ST BANCORP shall terminate the 1ST BANCORP Stock Option Plan, the 1ST BANCORP 1997 Employee Stock Purchase Plan, and the 1ST BANCORP Automatic Dividend Reinvestment and Stock Purchase Plan. On or before the date employees of 1ST BANCORP and its Subsidiaries may begin participating in German American Bancorp's Retirement Profit Sharing Plan, 1ST BANCORP shall terminate and freeze its defined benefit pension plan and, in connection therewith, shall take and shall have taken all necessary action to apply to the IRS for a determination letter in connection with such termination and provide all notices to participants and to the Pension Benefit Guaranty Corporation as required by and in accordance with ERISA. Upon such termination, all accrued benefits of participants in the pension plan shall be payable at the times and in the amounts provided for under that plan. The Bank shall continue to make contributions to the pension plan through the date of such termination only to the extent required to maintain the plan's tax-qualified status and to avoid any federal income taxes or penalties attributable to the plan's funding status. Subject to Section 5.12 hereof, on or before November 1, 1998, 1ST BANCORP shall take and have taken all necessary steps to discontinue all medical insurance benefits provided to any party who would not be eligible for such benefits under the German American Bancorp Employee Benefits Plan.

                                  ARTICLE FIVE
                          COVENANTS OF GERMAN AMERICAN

         Section 5.01.  Regulatory Approvals and Registration Statement.

                  (a) German American shall file (and cooperate with 1ST BANCORP, the Bank, and the Subsidiaries, in filing) all regulatory applications required in order to consummate the Merger, including all necessary applications for the prior approval of the FRB under the BHC Act and the OTS under the HOLA, as soon as practicable after the date hereof. German American shall keep 1ST BANCORP reasonably informed as to the status of such applications and promptly send or deliver copies of such applications, and of any supplementally filed materials, to counsel for 1ST BANCORP.

                  (b) German American shall file with the SEC the Registration Statement relating to the shares of German American Common to be issued to the shareholders of 1ST BANCORP pursuant to this Agreement as soon as practicable after the date hereof, and shall use its best efforts to cause the Registration Statement to become effective as soon as practicable. At the time the Registration Statement becomes effective, the form of the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. At the time of the mailing thereof to the shareholders and at the time of any Shareholders' Meeting, the Prospectus/Proxy Statement included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact regarding German American or the Merger necessary to make the statements therein not false or misleading. German American shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the Merger, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. German American shall promptly and properly prepare and file any other filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the Merger or the Stock Option Agreement referred to in Section 8.04 hereof, or otherwise required of it under the Exchange Act prior to the Effective Time, and shall deliver copies thereof to 1ST BANCORP's counsel promptly upon the filing thereof with the SEC.

         Section 5.02. Breaches. German American shall, in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to 1ST BANCORP and use its best efforts to prevent or promptly remedy the same.

         Section 5.03. Consummation of Agreement. German American shall use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement, and use its best efforts to cause the Effective Time to occur on January 4, 1999 or as soon thereafter as practicable.

         Section 5.04.  Directors' and Officers' Indemnification.

                  (a) Following the Effective Time, German American will provide the directors and officers of 1ST BANCORP, the Bank, and the Subsidiaries from time to time with the same directors' and officers' liability insurance coverage that German American provides to directors and officers of its other banking subsidiaries.

                  (b) For six (6) years after the Effective Time, German American shall (and shall cause the Bank to) indemnify, defend and hold harmless the present and former officers and directors of 1ST BANCORP, the Bank, and the Subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages and liabilities arising out of actions or omissions (arising from their present or former status as officers or directors) occurring on or prior to the Effective Time to the full extent then permitted under the applicable provisions of the IBCL and the HOLA and under the articles of incorporation and bylaws of 1ST BANCORP and the charter and bylaws of the Bank and under the articles of incorporation and bylaws of the Subsidiaries.

                  (c) If during the six (6) year period after the Effective Time German American or the Bank or any of its or their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of German American and/or the Bank shall assume the obligations set forth in this
Section 5.04.

         Section 5.05. Board of Directors of German American. German American shall cause the Chairman of the Board of 1ST BANCORP to be appointed to the Board of Directors of German American as of the Effective Time and shall take action to waive the retirement provision in the German American Bylaws to allow him to serve as a Director until the third annual meeting of German American following the Closing Date.

         Section 5.06. Board of Directors of the Bank. At the Effective Time, the Board of Directors of the Bank shall be reconstituted at the sole discretion of German American; provided, however, that German American agrees that no fewer than four current members of the Board of Directors of the Bank shall be appointed to serve as members of the Board of Directors of the Bank after the Effective Time.

         Section 5.07. Preservation of Business. German American shall: (a) conduct its business substantially in the manner as is presently being conducted and in the ordinary course of business and not amend its articles of incorporation in any manner that requires the approval of shareholders of German American under the IBCL; (b) file, and cause its subsidiaries to file, all required reports with applicable regulatory authorities; (c) comply with all laws, statutes, ordinances, rules or regulations applicable to it and to the conduct of its business, the noncompliance with which results or could result in a material adverse effect on the financial condition, results of operations, business, assets or capitalization of German American on a consolidated basis; and (d) comply in all material respects with each contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party by which it is or may be subject or bound, the breach of which could result in a material adverse effect on the financial condition, results of operations, business, assets or capitalization of German American on a consolidated basis.

         Section 5.08. Securities and Exchange Commission Filings. German American will provide 1ST BANCORP with copies of all filings made by German American with the SEC under the Exchange Act; and the Securities Act and the respective rules and regulations of the SEC thereunder as soon as practicable after such filings are made at any time prior to the Effective Time.

         Section 5.09. Rule 144(c) Information. Following the Effective Time, German American shall make available adequate current public information about itself as that terminology is used in and as required by Rule 144(c) of the SEC under the Securities Act.

         Section 5.10. Authorization of Common Stock. At the Effective Time and on such subsequent dates when the former shareholders of 1ST BANCORP surrender their 1ST BANCORP share certificates for cancellation, the shares of German American Common to be exchanged with former shareholders of 1ST BANCORP shall have been duly authorized and validly issued by German American and shall be fully paid and non-assessable and subject to no pre-emptive rights and listed for trading on the NASDAQ NMS.

         Section 5.11. Benefit Plan Eligibility and Past Service Credit. Employees of the Bank shall receive full vesting and eligibility credit under German American's defined contribution retirement and other employee benefit plans for their years and, if applicable, months of service to the Bank; provided, however, that German American reserves the right to retain health insurance benefits for eligible employees of the Bank under the current existing plan or plans pertaining to such employees, which benefits and costs to the employees shall be substantially equal to those under German American's health insurance plan.

         Section 5.12. Director and Retiree Benefit Payments. From and after the date hereof and for a period of three years after the Effective Time, German American will make payments to certain Directors and former employees of 1ST BANCORP as outlined in a memorandum from George Astrike to Jim McCormick dated July 27, 1998, a copy of which is attached to this Agreement as Appendix B. Any post-retirement health insurance benefits other than the cash payments to be made in lieu of such benefits as described in Appendix B for any employees or directors of 1ST BANCORP and its Subsidiaries, shall be discontinued as of November 1, 1998, as provided in Section 4.10 hereof.

         Section 5.13. Executive Supplemental Retirement Income Agreements. Following the Effective Time, German American agrees to cause the Bank to honor all obligations under the Executive Supplemental Retirement Income Agreements effective January 1, 1993, between the Bank and C. James McCormick, Frank D. Baracani, Lynn Stenftenagel, Robert W. Ballard, Bradley M. Rust, Carroll C. Hamner, and Gerald R. Belanger, and to guarantee the Bank's obligations thereunder.

         Section 5.14. Director Deferred Compensation Plan. German American agrees to honor all obligations to the individuals listed in the Disclosure Schedule as parties to the related agreements under the Director Deferred Compensation Plan as amended pursuant to Section 6.01(j) hereof. No additional director fee deferrals will be permitted on and after the date hereof.

                                   ARTICLE SIX
                       CONDITIONS PRECEDENT TO THE MERGER

         Section 6.01. Conditions of German American's Obligations. The obligations of German American to effect the Merger shall be subject to the satisfaction (or waiver by German American) prior to or on the Closing Date of the following conditions:

                  (a) The representations and warranties made by 1ST BANCORP in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

                  (b) 1ST BANCORP shall have performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

                  (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law or stock market requirements for consummation of the Merger, including approval of the Merger by the shareholders of German American in order to comply with the NASDAQ NMS listing standards or the IBCL, shall have been obtained and all waiting periods required by law shall have expired.

                  (e) German American shall have received the environmental reports required by Sections 4.06 and 4.01(a)(xvi) hereof and shall not have elected, pursuant to Section 4.06 hereof, to terminate and cancel this Agreement.

                  (f) German American shall have received all documents required to be received from 1ST BANCORP or the Bank on or prior to the Closing Date, all in form and substance reasonably satisfactory to German American.

                  (g) German American shall have received a letter, dated as of the Effective Time, from Crowe, Chizek and Company, LLP, its independent public accountants, to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

                  (h) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.

                  (i) German American shall have received from its counsel, Leagre Chandler & Millard, an opinion to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of 1ST BANCORP Common upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares); (iii) the basis of shares of German American Common received by the shareholders of 1ST BANCORP will be the same as the basis of shares of 1ST BANCORP Common exchanged therefor; and (iv) the holding period of the shares of German American Common received by the shareholders of 1ST BANCORP will include the holding period of the shares of 1ST BANCORP Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

         (j) The Bank and each of its directors who have not reached and will not reach, on or before the Effective Time, the "Normal Retirement Date" specified by his or her individual Director Deferred Compensation Agreement with the Bank, shall have agreed to amend such Agreement from and after the Effective Time as follows:

                  (i) the monthly interest factor set forth in Section 1.7 of such Agreement shall be 0.857%;

                  (ii) the monthly interest  crediting rate set forth in Section
         1.11 of such  Agreement  shall be 0.521%;  and

                  (iii) the phantom stock feature set forth in Section 1.14 and referred to throughout such Agreement shall be eliminated as of December 31, 1998.

         (k) All officers, directors and employees of 1ST BANCORP, the Bank, and the Subsidiaries shall have exercised all stock options such that no options, warrants, or other rights to purchase 1ST BANCORP Common are outstanding at the Closing Date.

         Section 6.02. Conditions of 1ST BANCORP's Obligations. 1ST BANCORP's obligations to effect the Merger shall be subject to the satisfaction (or waiver by 1ST BANCORP) prior to or on the Closing Date of the following conditions:

                  (a) The representations and warranties made by German American in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date.

                  (b) German American shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement.

                  (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Merger, including the requisite approval of the Merger by the shareholders of 1ST BANCORP, shall have been obtained and all waiting periods required by law shall have expired.

                  (e) 1ST BANCORP shall have received all documents required to be received from German American on or prior to the Closing Date, all in form and substance reasonably satisfactory to 1ST BANCORP.

                  (f) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC, and German American shall have received all state securities or "Blue Sky" approvals, authorizations, exemptions or permits required to issue the shares of German American Common as the Merger Consideration to the shareholders of 1ST BANCORP.

                  (g) 1ST BANCORP shall have received from counsel for German American, Leagre Chandler & Millard, an opinion reasonably satisfactory to 1ST BANCORP to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of 1ST BANCORP Common upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares); (iii) the basis of German American Common received by the shareholders of 1ST BANCORP will be the same as the basis of 1ST BANCORP Common exchanged therefor; and (iv) the holding period of the shares of German American Common received by the shareholders of 1ST BANCORP will include the holding period of the shares of 1ST BANCORP Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

         (h) The German American Common to be exchanged for the 1ST BANCORP Common pursuant to the Merger shall have an aggregate value (as measured by the per share average value of the German American Common during the Valuation Period that is utilized to determine the Exchange Ratio pursuant to Section 1.03(a)) of at least $57,120,000.

         (i) 1ST BANCORP shall have received from Olive Corporate Finance, LLC or another reputable financial advisor a written fairness opinion stating that the terms of the Merger are fair to the shareholders of 1ST BANCORP from a financial point of view. Such written fairness opinion shall (i) be in form and substance reasonably satisfactory to 1ST BANCORP, (ii) be dated as of the mailing date of the Prospectus/Proxy Statement, and (iii) be included as an exhibit to such Prospectus/Proxy Statement.


                                  ARTICLE SEVEN
                           TERMINATION OR ABANDONMENT

         Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties approved by their respective Boards of Directors at any time prior to the Effective Time, regardless of whether shareholder approval of this Agreement and the Merger by the shareholders of 1ST BANCORP or German American shall have been previously obtained.

         Section 7.02. Breach of Representations, Warranties or Covenants. In the event that there is a material breach in any of the representations and warranties or covenants of the parties, which breach is not cured within thirty
(30) days after notice to cure such breach is given by the non-breaching party, then the Board of Directors of the non-breaching party, regardless of whether approval by the shareholders of this Agreement and the Merger shall have been previously obtained, and in addition to any other remedies to which the non-breaching party may be entitled, may terminate and cancel this Agreement effective immediately by providing written notice thereof to the other party hereto.

         Section  7.03.  Adverse  Environmental  Reports.   German  American  as
specifically provided by Section 4.06 may terminate this Agreement by giving written notice thereof to1ST BANCORP.

         Section 7.04. Failure of Conditions. In the event any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then the Board of Directors of such party may, regardless of whether approval by its shareholders of this Agreement and the Merger shall have been previously obtained, terminate and cancel this Agreement on the Closing Date by delivery of written notice thereof to the other party on such date.

         Section 7.05. Shareholder Approval Denial. If this Agreement and consummation of the Merger is not approved by the shareholders of 1ST BANCORP, or if the issuance of the additional German American Common is required to be approved by the shareholders of German American pursuant to the NASDAQ NMS listing standards or the IBCL and is not so approved at the meeting of German American's shareholders called to consider such issuance, then either party may terminate this Agreement by giving written notice thereof to the other party, subject to Section 7.02.

         Section 7.06. Regulatory Enforcement Matters. In the event that 1ST BANCORP or the Bank, on the one hand, or German American, on the other hand, shall become a party or subject to any memorandum of understanding, cease and desist order, or civil money penalties imposed by any federal or state agency charged with the supervision or regulation of savings associations, savings and loan holding companies, or bank holding companies, after the date of this Agreement, then the party that is not subject to such regulatory enforcement may terminate this Agreement by giving written notice thereof to the other party.

         Section 7.07. Lapse of Time. If the Closing Date does not occur on or prior to June 30, 1999, despite each party's best efforts to consummate the Merger on or before that date, then this Agreement may be terminated by the Board of Directors of either 1ST BANCORP or German American by giving written notice thereof to the other party.


                                  ARTICLE EIGHT
                               GENERAL PROVISIONS

         Section 8.01. Liabilities. In the event that this Agreement is terminated or the Merger is abandoned pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages, termination fees, or otherwise. Directors, officers and employees of each party hereto shall have no personal liability under this Agreement with respect to the representations and warranties of their respective parties except for fraud or for their personal intentional and knowing participation in the making of false or misleading statements in such representation and warranties.

         Section 8.02. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been given or made (a) on the date of delivery, in the case of hand delivery, or (b) three (3) business days after deposit in the United States Registered or Certified Mail, with mailing receipt postmarked by the Postal Service to show date of mailing, postage prepaid, or (c) upon actual receipt if transmitted during business hours by facsimile (but only if receipt of a legible copy of such transmission is confirmed by the recipient); addressed (in any case) as follows:

                  If to German American:

                           German American Bancorp
                           711 Main Street
                           Box 810
                           Jasper, Indiana 47546
                           Attn:  George W. Astrike, Chairman of the Board
                  with a copy to:
                           Leagre Chandler & Millard
                           1400 First Indiana Plaza
                           135 North Pennsylvania
                           Indianapolis, Indiana 46204
                           Attn:    Mark B. Barnes
                                    John R. Zerkle
and
                  If to 1ST BANCORP or the Bank:

                           1ST BANCORP
                           101 North Third Street
                           Vincennes, Indiana 47951-1220
                           Attn: C. James McCormick, Chairman of the Board

                  with a copy to:

                           Barnes & Thornburg
                           1313 Merchants Bank Building
                           11 South Meridian Street
                           Indianapolis, Indiana 46204
                           Attn: Claudia V. Swhier

or to such other address as any party may from time to time designate by notice to the other.

         Section 8.03. Non-survival of Representations and Agreements. No representation, warranty or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the Effective Time except the covenants of German American in Sections 5.04, 5.05, 5.06, 5.09, 5.10, 5.12, 5.13, and 5.14 which shall survive the Effective
Time. No representation, warranty or covenant contained in this Agreement shall survive (and, except for any intentional breach or nonperformance, no claims for the breach or nonperformance, thereof may be brought after) the termination of this Agreement pursuant to Article Seven hereof. The reliability and binding effect of any representation or warranty made by any party in this Agreement shall not be diminished or limited in any way by any review, or by the opportunity to conduct any review, by or on behalf of the intended beneficiary of the subject matter of the representation or warranty, whether before or after the date of this Agreement, unless and to the extent that the reviewing party and the other party expressly agree otherwise in writing.

         Section 8.04. Stock Option Agreement. Concurrently with the execution of this Agreement, German American and 1ST BANCORP are executing and delivering a Stock Option Agreement that provides for the grant to German American of an option to purchase up to 19.9% of the outstanding common stock of 1ST BANCORP upon the occurrence of certain events that create the potential for another party to acquire control of 1ST BANCORP. German American hereby agrees to make all necessary filings with the SEC and the OTS or other governmental agencies in connection with the receipt of such option from 1ST BANCORP.

         Section 8.05. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof, including, without limitation, the Letter of Intent dated June 15, 1998 of German American accepted by 1ST BANCORP.

         Section 8.06. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 8.07. Waiver, Amendment or Modification. The conditions of this Agreement which may only be waived by written notice specifically waiving such condition addressed to the party claiming the benefit of the waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

         Section 8.08. Rules of Construction. Unless the context otherwise requires (a) a term used herein has the meaning assigned to it, and (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

         Section 8.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         Section 8.10. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except for Sections 5.04, 5.10, 5.12, 5.13 and 5.14 of this Agreement (which are intended to be for the benefit of present and former officers and directors and their spouses, to the extent contemplated thereby, and their beneficiaries, and may be enforced by such persons), there shall be no third party beneficiaries hereof.

         Section 8.11. Governing Law; Assignment. This Agreement shall be governed by the laws of the State of Indiana. This Agreement may not be assigned by any of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written, with the unanimous approval of their respective Boards of Directors.

                                           GERMAN AMERICAN BANCORP


                                           By /s/ George W. Astrike
                                              -------------------------------
                                                George W. Astrike
                                                Chairman of the Board and
                                                Chief Executive Officer

                                              1ST BANCORP


                                              By /s/ C. James McCormick
                                                 ------------------------------
                                                   C. James McCormick
                                                   Chairman of the Board and
                                                   Chief Executive Officer


APPROVED BY THE MEMBERS OF THE BOARD OF DIRECTORS OF 1ST BANCORP:

The undersigned Directors of 1ST BANCORP hereby (a) agree in their capacities as Directors of 1ST BANCORP to recommend to 1ST BANCORP's shareholders the approval of this Agreement and the Merger in accordance with 4.03 hereof, and (b) agree to vote their shares of 1ST BANCORP Common that are registered in their personal names (and agree to use their best efforts to cause all additional shares of 1ST BANCORP Common over which they have voting influence or control to be voted) in favor of the Merger at the 1ST BANCORP Shareholders' Meeting. Notwithstanding the foregoing, the execution of the Agreement by the undersigned Directors of 1ST BANCORP or anything herein to the contrary, German American hereby understands and agrees, as evidenced by its execution of this Agreement above, that none of the undersigned Directors of 1ST BANCORP will have any obligation or liability under this Agreement or otherwise to German American or any other person or entity, except as provided in the foregoing sentence and in Section
8.01 hereof.

/s/ R. William Ballard                        /s/ Ruth Mix Carnahan
-----------------------------------           ----------------------------------
R. William Ballard                            Ruth Mix Carnahan


/s/ Frank Baracani                            /s/ C. James McCormick
-----------------------------------           ----------------------------------
Frank Baracani                                C. James McCormick


/s/ Donald G. Bell                            /s/ Rahmi Soyugenc
-----------------------------------           ----------------------------------
Donald G. Bell                                Rahmi Soyugenc


/s/ James W. Bobe                             /s/ Lynn Stenftenagel
-----------------------------------           ----------------------------------
James W. Bobe                                 Lynn Stenftenagel


                                              /s/John J. Summers
                                              ----------------------------------
                                              John J. Summers

                                 PLAN OF MERGER


                                 by and between


                                   1ST BANCORP
                            (an Indiana corporation)


                                       and


                             GERMAN AMERICAN BANCORP
                            (an Indiana corporation)









                                   APPENDIX A

                                 PLAN OF MERGER

         THIS PLAN OF MERGER, made and entered into as of _________, 1998, between 1ST BANCORP, an Indiana corporation ("1ST BANCORP"), and German American Bancorp, an Indiana corporation ("German American").

                              W I T N E S S E T H:

         WHEREAS, 1ST BANCORP and German American deem it advisable for 1ST BANCORP to merge with and into German American pursuant to this Plan of Merger in accordance with the IBCL (as defined in Section 1.01); and

         WHEREAS, the Boards of Directors of the parties hereto have approved an Agreement and Plan of Reorganization that was executed and delivered as of August 5, 1998 between them (the "Agreement and Plan of Reorganization");

         NOW, THEREFORE, the parties hereby agree as follows:

                                   ARTICLE ONE
                                   THE MERGER

         Section 1.01. The Merger. Pursuant to the terms and provisions of this Plan of Merger and the Indiana Business Corporation Law ("IBCL"), 1ST BANCORP shall merge with and into German American (the "Merger"). The Merger shall be effective at 12:01 a.m. on _______ , 1999, subject to the filing of this Plan of Merger in the Office of the Indiana Secretary of State prior to such time (the "Effective Time").

         Section 1.02. Merging Corporation. 1ST BANCORP shall be the merging corporation under the Merger and its corporate identity and existence, separate and apart from German American, shall cease on consummation of the Merger.

         Section 1.03. Surviving Corporation. German American shall be the surviving corporation in the Merger and the Articles of Incorporation and Bylaws of German American in effect prior to the Merger shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE TWO
                               TERMS OF THE MERGER
                            AND CONVERSION OF SHARES

         Section 2.01. Effect of the Merger. The Merger shall have all of the effects provided by the IBCL.

         Section 2.02.  Conversion of Shares.  At the Effective Time:

         (a) Each of the not more than ________ shares of common stock, no par value, of 1ST BANCORP ("1ST BANCORP Common") that are issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into the right to receive ______ [Here insert the Exchange Ratio to be determined in accordance with the Agreement and Plan of Reorganization.]shares of common stock, no par value, of German American ("German American Common") (the "Merger Consideration").

         (b) The shares of German American Common issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of German American.

         (c) If any holders of 1ST BANCORP Common dissent from the Merger and demand dissenters' rights under the IBCL, any issued and outstanding shares of 1ST BANCORP Common held by such dissenting holders shall not be converted as described in Section 2.02(a) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of 1ST BANCORP Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for dissenters' rights or lose his right to exercise dissenters' rights shall have only such rights as provided under the IBCL.

         Section 2.03. Fractional Shares. No fractional shares of German American Common shall be issued and, in lieu thereof, holders of shares of 1ST BANCORP Common who would otherwise be entitled to a fractional share interest (after taking into account all shares of 1ST BANCORP Common held by such holder) shall be paid an amount in cash equal to the product of multiplying such fractional share by $______. [Here insert the average of the highest bid and lowest ask price of a share of German American Common as quoted on the NASDAQ National Market System on the last day of the Valuation Period.]

         Section 2.04.  Exchange Procedures; Surrender of Certificates.

                  (a) The Fifth Third Bank shall act as Exchange Agent in the Merger (the "Exchange Agent").


                  (b) As soon as reasonably practicable but in no event more than ten working days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as German American may reasonably specify) (each such letter the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As soon as reasonably practical but in no event more than ten days after surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such Certificate the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. German American reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to German American be provided to German American at the reasonable expense of the 1ST BANCORP shareholder in the event that such shareholder claims loss of a Certificate and requests that German American waive the requirement for surrender of such Certificate.



                                  ARTICLE THREE
                       AMENDMENT; TERMINATION; ASSIGNMENT

         Section 3.01. Amendment. At any time prior to the Effective Time, the parties to this Plan of Merger by mutual written agreement authorized by their respective Boards of Directors (and whether before or after the shareholders of German American and 1ST BANCORP have approved and adopted this Plan of Merger) may amend this Plan of Merger; provided, however, that if the shareholders of 1ST BANCORP have approved and adopted this Plan of Merger, any such amendment shall not have a material adverse effect on the shareholders of 1ST BANCORP.

         Section 3.02. Termination. This Plan of Merger may be terminated by the parties hereto prior to the Effective Time under the circumstances provided in, and strictly in accordance with, the provisions of the Agreement and Plan of Reorganization.

         Section 3.03. Successors and Assigns. This Plan of Merger and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors but none of the provisions hereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Plan of Merger nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of the day and year first above written.

                                            1ST BANCORP


                                            By
                                               --------------------------------
                                                 C. James McCormick
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                                            GERMAN AMERICAN BANCORP


                                            By
                                               --------------------------------
                                                 George W. Astrike,
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                                                      APPENDIX B


                             GERMAN AMERICAN BANCORP



MEMO TO:          Jim McCormick

FROM:             George Astrike

DATE:             July 27, 1998

SUBJECT:          Director and Retiree Health Benefits Coverage


         It is our understanding that 1ST BANCORP and its subsidiaries have no contractual obligation to provide ongoing health benefits to any current or former director and surviving spouses (excluding the obligation as outlined in the agreement dated December 5, 1998 by and between Arthur L. Hart and First Federal Bank). It is our further understanding that 1ST BANCORP and its subsidiaries have no contractual obligation to provide post-retirement health benefits to any current or former employees. Promptly after the signing of a definitive agreement, appropriate disclosures will be provided to all such directors and employees confirming these assumptions. Such disclosures will clearly communicate to all parties that the right of 1ST BANCORP and its subsidiaries to terminate or make modifications to any current health benefits exists and that 1ST BANCORP and its subsidiaries have the right to terminate or make further modifications to any such benefits without further obligation or notice.

         In consideration of the change from your Company's current practice of paying the cost of health benefits for certain directors, former directors, and retired employees, we agree, for a 36-month period from the effective time of the merger, to the following financial consideration:

                  GROUP ONE:      DIRECTORS ELIGIBLE FOR MEDICARE COVERAGE

                  Directors: Bell, Carnahan, McCormick and Summers

                  Payment: Will pay up to $200 per month ($2,400 annually) as reimbursement of the Director's cost of obtaining Medicare and Medicare supplemental insurance coverage.

                  (In the event any of the above named directors are rejected for Medicare supplemental insurance coverage, GABC will pay $250 per month for a three-year period from the date of our merger transaction in lieu of the $200 monthly payment for Medicare and Medicare supplement coverage).

                  GROUP TWO:    DIRECTORS NOT ELIGIBLE FOR MEDICARE COVERAGE

                  Directors: Bobe and Soyugenc

                                                        --

                  Payment: If Director is or becomes ineligible for any other group medical plan, will pay up to $250 per month ($3,000 annually) as reimbursement of the Director's cost of obtaining other insurance coverage.

                   GROUP THREE:         ACTIVE EMPLOYEE DIRECTORS

                  Directors: Baracani and Stenftenagel

                  Payment: Not applicable. Coverage and Employee premiums will be consistent to those provided and charged to other full-time active employees.

                  GROUP FOUR:  RETIRED EMPLOYEES ELIGIBLE FOR EARLY RETIREE
                               BENEFITS

                  Individuals: Ballard and Hamner

                  Payment: During the time the director/retired employee is eligible for coverage as an early retiree under GABC's standard health benefit plan, a payment of up to $250 per month ($3,000 annually) as reimbursement of a portion of the premium paid by the director/retired employee toward coverage under GABC's health benefit plan. Upon the director/retired employee's eligibility for Medicare coverage, the monthly payment will be equal to that paid to Group One.

                  GROUP FIVE:  FORMER  DIRECTORS, SPOUSES OF FORMER DIRECTORS
                               AND CERTAIN RETIRED EMPLOYEES

                  Individuals: Long, McClure, Riley, Rutledge and Floyd

                  Payment: Will pay up to $200 per month ($2,400 annually) as reimbursement of the individual's cost of obtaining Medicare and Medicare supplemental insurance coverage.

                  GROUP SIX: RETIRED EMPLOYEE PAYING THEIR OWN PREMIUM

                  Individuals: Jones and Cunningham

                  Payment: Not Applicable. Cunningham will not be eligible to participate in GABC's health benefit plan. Jones may be eligible to participate in GABC's plan as an early retiree and would be responsible for the full premium amount charged for such coverage.